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                                                                     Exhibit 8.1

   Significant Subsidiaries of I.I.S. Intelligent Information Systems Limited
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                                   Jurisdiction of
                                   ---------------
                                   Incorporation or
                                   ----------------
List of Significant Subsidiaries     Organization     Business Name
--------------------------------     ------------     -------------

None